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                                                                    EXHIBIT 99.1

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                                                           March 10, 2000

Dear Stockholder:

AvalonBay enjoyed another excellent year of apartment operations, and we believe we are well positioned for continued growth in 2000. We'll cover this and more in our upcoming annual report to stockholders. Until then, I want to share with you several items that I know will be of interest to you.

First, the Board of Directors recognized our strong 1999 operating performance and continued strong prospects for 2000 by approving a dividend of $.56 for the first quarter of 2000, an increase of approximately 10% compared to the dividend for the first quarter of 1999. This dividend will be paid on April 17, 2000 to stockholders of record as of the close of business on April 3, 2000. Although the Company has historically raised its common dividend each year, this increase was declared earlier than in prior years and reflects a greater rate of increase than in prior years. We expect that, as a result of this increase, our dividend distributions now approximate 100% of taxable income. We believe it is noteworthy to stockholders that this important milestone in the operating history of the Company has now been reached, as we anticipate that future increases in our taxable income will generally be distributed to stockholders in order to distribute 100% of taxable income, thus continuing to avoid corporate level taxes. By aiming to distribute 100% of taxable income, our goal is to retain as much cash flow as possible to finance our development pipeline while avoiding corporate level income taxes. Please note that taxable income includes gain on asset sales, which is more difficult to predict than other recurring sources of taxable income. We can provide no assurance that operating results will continue to support such increases in the future or that the Board of Directors will continue to declare dividend increases at this level. We do note that our 1999 dividends represented a payout ratio of only 64% of 1999 funds from operations ("FFO"), providing support for the current dividend increase.

Second, I would like to point out that a change in our accounting and financial presentation related to the merger between Avalon Properties, Inc. and the Company is reflected in the Company's Annual Report on Form 10-K, which we filed on March 10, 2000. This change was made following discussions with the Securities and Exchange Commission, and while there was no impact on reported FFO per share (a commonly used measure of performance and evaluation in our industry) for 1998 and 1999, net income per share presented for those years increased as a result of this change.

In June 1998, Avalon Properties, Inc. merged into Bay Apartment Communities (and Bay was renamed AvalonBay Communities, Inc. in connection with the merger). As a result of the merger, Avalon Properties, Inc. ceased to exist, and the Company was the legal survivor and successor to all of the assets and liabilities of Avalon Properties, Inc. The previous financial presentation of the merger reflected the historical accounting information for Bay, with the real estate assets of Avalon Properties which the Company succeeded to in the merger reflected as of the merger date as the amount of debt assumed plus the value of capital stock issued. The financial presentation in the 1999 Form 10-K now reflects the historical financial statements of Avalon Properties, with Bay's assets recorded in the historical financial statements of Avalon Properties as an amount equal to Bay's debt outstanding at that time plus the value of the capital stock retained by the Bay stockholders, which approximate the fair value of the assets as of the date of the merger.

Among the changes that result from the new presentation of the Company's financial statements is that 1998 fully diluted net income per share, which was previously reported as $1.37, increased to $1.84. Fully diluted net income per share for 1999 as previously announced was $1.50; as a result of the new presentation, 1999 fully diluted net income per share as reported in the 1999 Form 10-K increased to $2.00. The increases in 1998 and 1999 net income per share under the new presentation as compared to the old presentation result from higher reported gains on the sale of certain assets that were owned by Avalon Properties prior to the merger and lower reported depreciation expense, which have no
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impact on FFO per share in either year. Moreover, the dividend increase indicated above is not related to the change in the presentation of the accounting but rather reflects the Company's continued strength of operations and the Company's desire to distribute 100% of the taxable income that would otherwise be subject to tax at the corporate level.

Finally, the Company recently amended its Shareholder Rights Agreement to increase from 10% to 15% the limitation on ownership of the Company's common stock as applied to certain types of institutional investors. As a result of the amendment, pension plans meeting certain criteria under the Internal Revenue Code and investment companies registered under the Investment Company Act of 1940 may acquire or seek to acquire beneficial ownership of up to 15% of the outstanding shares of the Company's common stock without violating the ownership limit set forth in the Company's articles of incorporation or becoming "Acquiring Persons" or otherwise causing a "Distribution Date" to occur (as such terms are defined in the Shareholder Rights Agreement). A summary of the Shareholder Rights Agreement, as amended, is provided in the Company's
Form 8-A/A that was filed with the SEC on February 28, 2000. In addition to that summary, copies of the Shareholder Rights Agreement and the amendment have been filed with the SEC as well.

As you will see upon review of our recently filed Form 10-K, 1999 was another successful year for the Company. I thank you for your continued investment in and support of AvalonBay.

                                          Very truly yours,
                                          /s/ Richard L. Michaux
                                          Richard L. Michaux
                                          Chief Executive Officer and President

INFORMATION REGARDING "FORWARD-LOOKING STATEMENTS" AND THE MEANING AND USE OF THE TERM "FUNDS FROM OPERATIONS": Any statements in this letter which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements contained in this letter are statements that are subject to risks and uncertainties. Factors which could cause actual results or events to differ materially from those in the forward-looking statements include, but are not limited to, possible changes in demand for apartment homes, the effects of economic conditions, the impact of competition and competitive pricing, changes in construction costs, the results of financing efforts, potential acquisitions under agreement, the effects of the Company's accounting policies and other matters detailed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Forward-Looking Statements" and elsewhere in that report. Management generally considers funds from operations ("FFO") to be an appropriate measure of the operating performance of the Company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. The Company believes that in order to facilitate a clear understanding of the operating results of the Company, FFO should be examined in conjunction with net income as presented in the Company's consolidated financial statements. FFO is determined in accordance with a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, and is defined as net income (loss) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indication of the Company's performance or to net cash flows from operating activities as determined by GAAP as a measure of liquidity, and FFO is not necessarily indicative of cash available to fund cash needs. Further, FFO as calculated by other REITs may not be comparable to the Company's calculation of FFO.